EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Moog Inc. Employee Stock Purchase Plan of our reports dated November 14, 2016, with respect to the consolidated financial statements and schedule of Moog Inc. and the effectiveness of internal control over financial reporting of Moog Inc. included in its Annual Report (Form 10-K) for the year ended October 1, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Buffalo, New York
June 7, 2017